UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 30, 2012

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Nicholas Howley notified Polypore International, Inc. (the “Company”) on October 30, 2012 that he will resign from the Board of Directors of the Company (the “Board”) effective immediately.  Mr. Howley has informed the Company that his resignation is not the result of a disagreement with the Company on any matter.

Also on October 30, 2012, the Board appointed Christopher J. Kearney as a Class I director to fill the vacancy created by Mr. Howley’s resignation.  Mr. Kearney will serve until the 2014 annual meeting of the stockholders of the Company, or until his resignation or removal in accordance with the Company’s Amended and Restated Bylaws.  Mr. Kearney will serve as a member of the Compensation Committee of the Board.

Mr. Kearney is Chairman, President and Chief Executive Officer of SPX Corporation.  Mr. Kearney has been a director of SPX Corporation since 2004 and is also a director of Nucor Corporation.

A copy of the Company’s press release, dated October 30, 2012, announcing Mr. Howley’s resignation from the Board and Mr. Kearney’s appointment to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release of Polypore International, Inc. dated October 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: October 30, 2012	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer